Exhibit 17(a)
                               FORM OF PROXY CARD

                          CITIFUNDS FIXED INCOME TRUST

                    CITIFUNDS INTERMEDIATE INCOME PORTFOLIO

             SPECIAL MEETING OF SHAREHOLDERS - _________ ___, 2000


     The undersigned hereby appoints Robert I. Frenkel and Thomas C. Mandia (the "Proxies") and each of them, attorneys and Proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of CitiFunds Intermediate Income Portfolio (the "Meeting") to be held at the offices of SSB Citi Fund Management LLC, 7 World Trade Center, 4th Floor Balcony Dining, New York, New York 10048 on Monday, October 2, 2000 at 3:30 p.m. and at any adjournment or adjournments thereof. The Proxies will cast votes according to the number of shares of CitiFunds Intermediate Income Portfolio that the undersigned may be entitled to vote with respect to the proposals set forth below, in accordance with the specification indicated, if any, and with all the powers that the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said attorneys and Proxies, or either of them, may lawfully do by virtue thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE COMBINED PROXY STATEMENT/PROSPECTUS, DATED _________ ___. 2000.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF CITIFUNDS FIXED INCOME TRUST, WHICH RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSAL.

(1) To approve the Agreement and Plan of Reorganization, attached to the Combined Proxy Statement/Prospectus for the Meeting, which provides for
     (a) the transfer of substantially all of the assets and liabilities of CitiFunds Intermediate Income Portfolio to Smith Barney Government Securities Fund, a series of Smith Barney Investment Funds Inc., solely in exchange for voting shares of the corresponding class of Smith Barney Government Securities Fund; (b) the distribution of the shares of Smith Barney Government Securities Fund to shareholders of CitiFunds Intermediate Income Portfolio in liquidation of CitiFunds Intermediate Income Portfolio; and (c) the termination under state law of CitiFunds Intermediate Income Portfolio.

        | | FOR       | | AGAINST       | | ABSTAIN

(2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
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PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" THE PROPOSAL.

PLEASE SIGN EXACTLY AS SHAREHOLDER NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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SIGNATURE                  DATE     SIGNATURE (JOINT OWNER)    DATE